Exhibit 1.01

Conflict Minerals Report of Omnicell Inc. for the reporting period from
January 1, 2016 to December 31, 2016

Introduction

This Conflict Minerals Report (the “Report”) of Omnicell, Inc. (hereinafter referred to as “Omnicell” or the “Company”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), as amended, for the reporting period from January 1, 2016 to December 31, 2016 (the “Reporting Period”). Numerous other terms in this Report are defined in SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012, and the reader is referred to those sources for such definitions.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which the Company collectively refers to in this Report as “3TG” or “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries,” for the purposes of the Rule and this Report, are the Democratic Republic of the Congo (DRC) and each adjoining country.

Company Profile

Omnicell is headquartered in the United States with a small number of operations offices located globally. The Company provides automation, software analytics and medication adherence solutions that function on proprietary electronic hardware for acute and non-acute healthcare institutions. This Report relates to products: (i) for which Conflict Minerals are necessary to their functionality or production; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2016.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following: secure dispensing systems; storage, retrieval and packaging systems; tissue center; specialty modules; supply management systems; pharmacy sealers; semi-automated filling equipment and pharmacy automated systems for medication packaging. The Company is at the end of a very long supply chain where it manufactures or contracts to manufacture products and does not directly source raw materials nor specifically design Conflict Minerals into its product.

Reasonable Country-of-Origin Inquiry

The Company determined that the highest risk of products containing potential 3TG comes from our original equipment manufacturers (OEMs), contract manufacturers, electromechanical and metals suppliers (including off-the-shelf suppliers). Based on these criteria, the Company reviewed its list of suppliers in 2016 and determined that 39 suppliers fall within scope. For those 39 suppliers, the Company conducted a good faith, reasonable country-of-origin inquiry (RCOI) to determine whether any of the necessary Conflict Minerals originated in the Covered Countries and whether any of the necessary Conflict Minerals may be from recycled or scrap sources. To that end, these suppliers were contacted and asked to complete a Conflict Minerals Reporting Template (CMRT) from the Conflict Free Sourcing Initiative (CFSI). The Company reviewed and analyzed the quality of the responses and assessed the risk level of these suppliers. Of the suppliers contacted, 59% responded to the request, 49% provided CMRTs, 41% did not provide a response, and 10% provided a company declaration in lieu of a completed CMRT.

Design of Due Diligence

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”), as it relates to the Company’s position in the minerals supply chain as a “downstream” purchaser.

The Company’s conflict minerals Policy may be found on its external website: http://www.omnicell.com/About_Omnicell/Environmental_Sustainability/Conflict_Minerals_Policy.aspx

Description of Due Diligence Measures
The Company’s due diligence measures performed with respect to Covered Products for the Reporting Period included the following:

•
Review risk assessment with the Company’s Conflict Minerals Council, a cross-functional team comprised of senior and executive management, and provided updates regarding the Company’s Conflict Minerals program.

•
Review of supplier CMRTs and comparison of smelter lists against the lists of active or compliant smelters made available by the CFSI; where suppliers provided CMRTs with inconsistent or incomplete information, the Company continues to follow up with those suppliers during quarterly business reviews.

Results of Due Diligence Performed

The following is the outcome of the CMRT review;

•
In general, the quality of reporting and supplier due diligence practices appears to have declined since last year. However, this may be partly because the scope of the due diligence increased to include distributors for the first time, in addition to the Company’s key suppliers. The addition of distributors was a study to see how Conflict Minerals programs are being accepted within the industry. As a result, the Company has communicated expectations to its key suppliers, especially with regard to removing non-CFSI compliant smelters from their supply chains and does not think that distributors have a responsibility for conflict minerals since they are intermediaries between customers and manufacturers.

•	Of the 19 suppliers that provided a CMRT, seven provided CMRTs with some inconsistent or incomplete information.

•	Of those 19 suppliers, 10 suppliers reported that they do not have supply chain mapping and due diligence measures in place.

•	Four suppliers did not provide CMRTs, but instead provided declarations and letters.

•
Two of the Company’s major contract manufacturers provided CMRTs that reflected deterioration in reporting practices compared to 2015, including an increase in inconsistent or incomplete information. In one case, the CMRT showed an increase in the proportion of smelters or refiners that had not been independently validated to be conflict-free; however consistency improved on certain questions, while the tier 2 suppliers’ response rate was above 50%. In the other case, the tier 2 supplier response rate was around 70%, and the smelter list included only CFSI-validated smelters, which was not the case for 2015.

•
One supplier was identified as a “low-risk supplier” in the last CMRT review for 2015, but this year, the supplier displayed a deterioration in the quality of reporting, indicating a lower tier 2 supplier response rate and sourcing in 2016 from one non-CFSI-validated smelter.

•
In response to one major contract manufacturer’s poor performance, the Company has made the decision to significantly decrease the amount sourced from this supplier. The Company has specifically reached out to this contract manufacturer to urge them to no longer source from non-CFSI-approved smelters.

The Company has listed on Appendix 1 the smelters and refiners identified by its suppliers as a result of the Company’s RCOI and due diligence. Out of the eight suppliers that provided smelter lists, five provided the smelters at the product level (i.e., they provided information for the particular types of products and components they supplied to the Company), two provided smelters at the company level (i.e., they provided information regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components used in the Covered Products) , and one was “user defined.” As a result, some of the smelters and refiners reported to the Company and identified on Appendix 1 may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Future Due Diligence and Risk Mitigation Measures
As the Company further develops its conflict minerals due diligence program, the Company intends to take the following steps to further enhance its due diligence measures and to mitigate the risk that, with respect to any of the Covered Products, necessary Conflict Minerals were used, directly or indirectly, to finance or benefit armed groups in the Covered Countries:

•	Enhance supplier communication and escalation process to improve due diligence data accuracy and completion and mitigate issues with CMRT responses;

•	Making requests of additional suppliers in the 2017 calendar reporting period to allow the Company’s third-party consultant to perform an assessment of the CMRT information provided by the supplier;

•	Encourage its suppliers to implement responsible sourcing by using Conflict Minerals only from smelters or refiners that have been certified conflict-free through the CFSI program;

•	Continuing to utilize a third-party consultant for review of completed CMRTs from suppliers;

•	Continuing to utilize third-party consultant for performing conflict minerals assessments including CSFI downstream audits of suppliers.

•	Not including distributors as part of RCOI.

Inherent Limitations on Due Diligence Measures

The Company’s supply chain with respect to the Covered Products is complex, and its procurement and manufacturing process is significantly removed from the sourcing, mining, smelting and refining of 3TG. As a result, the Company does not have direct contractual relationships with smelters, refiners or mines, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals and, therefore, has taken steps to identify the applicable smelters and refiners of necessary Conflict Minerals in the Company’s supply chain using the CMRT. However, tracing these minerals to their sources is a challenge that requires the Company to rely on its direct suppliers in its efforts to achieve supply chain transparency, including obtaining information regarding the origin of the necessary Conflict Minerals. The information provided by suppliers or third-party consultants or auditors may be inaccurate or incomplete or subject to other irregularities. In addition, because of the Company’s relative location within the supply chain in relation to the actual extraction and transport of Conflict Minerals, its ability to verify the accuracy of information reported by suppliers is limited. Accordingly, the Company can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals in the Covered Products.

Cautionary Note on Forward-Looking Statements

Forward-looking statements in this Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, future supplier audits, future due diligence and risk mitigation efforts and strategy, constitute forward-looking statements that involve risks and uncertainties. Words such as “expects,” ”anticipates,” “targets,” “goals,” “projects,” ”intends,” “plans,” “believes,” “seeks,” “estimates,” “evaluates,” variations of these words, and similar expressions are intended to identify such forward-looking statements. Actual results could differ materially from the forward-looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others.

The Company has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any of our suppliers, smelters or refiners to comply with Omnicell’s Policy, may affect its future determinations under the Rule. In addition, the Company’s due diligence and reporting obligations under the Rule may change in the future and its ability to implement certain processes or obtain information from its suppliers may differ materially from those anticipated or implied in this Report.

Appendix 1

Based on the information that was provided by the Company’s suppliers, the Company believes that, to the extent reasonably determinable by the Company, the facilities that may have been used to process the necessary Conflict Minerals contained in the Covered Products included the smelters and refiners identified below. However, as noted above, where the Company’s suppliers provided information on a division- or company-wide basis regarding all Conflict Minerals used in every component and product they manufacture rather than responses specific to the types of products and components supplied to the Company for use in the Covered Products, the smelters and refiners reported to the Company by those suppliers may not actually have been used to process the necessary Conflict Minerals in the Covered Products.

Mineral	Smelter or refiner ID	Smelter or refiner name	CFSI-compliant ("Active"=in audit)	Location of smelter or refiner
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	Yes	JAPAN
Tungsten	CID002833	ACL Metais Eireli	Active	BRAZIL
Gold	CID000015	Advanced Chemical Company	Yes	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co. Ltd.	Yes	JAPAN
N/A		Air Liquide Far Eastern Ltd.	No	TAIWAN
Gold	CID002560	Al Etihad Gold Refinery DMCC	Yes	UNITED ARAB EMIRATES
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Yes	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Yes	UZBEKISTAN
Tin	CID000292	Alpha	Yes	UNITED STATES OF AMERICA
Tungsten	CID000045	Alta Group	No	UNITED STATES OF AMERICA
Tin	CID002825	An Thai Minerals Co., Ltd.	No	VIET NAM
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	No	VIET NAM
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Yes	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	Yes	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	Yes	JAPAN
Gold	CID000924	Asahi Refining Canada Limited	Yes	CANADA
Gold	CID000920	Asahi Refining USA Inc.	Yes	UNITED STATES OF AMERICA
Gold	CID000090	Asaka Riken Co Ltd	Yes	JAPAN
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Yes	VIET NAM
Gold	CID000103	ATAkulche	No	TURKEY
Tungsten	CID000105	ATI Metalworking Products	Yes	UNITED STATES OF AMERICA
Tungsten	4USA001	ATI Tungsten Materials	No	UNITED STATES OF AMERICA
Tungsten	CID000109	Atlantic Metals	No	UNITED STATES OF AMERICA

Gold	CID002851	AURA-II	No	UNITED STATES OF AMERICA
Gold	CID000113	Aurubis AG	Yes	GERMANY
Gold	CID002863	Bangalore Refinery	Active	INDIA
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Yes	PHILIPPINES
Gold	CID000141	Bauer Walser AG	No	GERMANY
Tungsten	CID000149	Beijing Zenith Materials	No	CHINA
Gold	CID000157	Boliden AB	Yes	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	Yes	GERMANY
Gold	CID000180	Caridad	No	MEXICO
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Yes	CANADA
Gold	CID000189	Cendres + Métaux S.A.	Active	SWITZERLAND
Tungsten	CID000206	ChangChun up-optech	No	CHINA
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Yes	CHINA
Tungsten	4CHN002	Chaozhou Xianglu Tungsten Industry Co Ltd	No	N/A
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Yes	CHINA
Tin	CID000228	Chenzhou Yun Xiang mining limited liability company	Yes	CHINA
Gold	CID000233	Chimet S.p.A.	Yes	ITALY
Tungsten	CID000239	China Minmetals Nonferrous Metals Co Ltd	No	CHINA
Tin	CID000244	China Rare Metal Materials Company	Yes	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	Yes	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Yes	CHINA
Gold	CID000264	Chugai Mining	No	JAPAN
Tin	CID000278	CNMC (Guangxi) PGMA Co. Ltd.	No	CHINA
Gold	1CHL014	Codelco	No	CHILE
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	Yes	CHINA
Tin	2USA001	Cookson	No	UNITED STATES OF AMERICA
Tin	CID000295	Cooper Santa	Yes	BRAZIL
Tin	CID002570	CV Ayi Jaya	Yes	INDONESIA
Tin	CID002592	CV Dua Sekawan	Yes	INDONESIA
Tin	2IDN003	CV Duta Putra Bangka	No	INDONESIA
Tin	CID000306	CV Gita Pesona	Yes	INDONESIA
Tin	CID000307	CV JusTindo	No	INDONESIA
Tin	CID000308	CV Makmur Jaya	No	INDONESIA
Tin	CID000309	CV Nurjanah	Yes	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	Yes	INDONESIA
Tin	CID002593	CV Tiga Sekawan	Yes	INDONESIA
Tin	CID000315	CV United Smelting	Yes	INDONESIA
Tin	CID002455	CV Venus Inti Perkasa	Yes	INDONESIA
Tantalum	CID002504	D Block Metals, LLC	Yes	UNITED STATES OF AMERICA
Gold	CID000328	Daejin Indus Co. Ltd	Yes	KOREA, REPUBLIC OF
Gold	CID000333	DaeryongENC	No	KOREA, REPUBLIC OF
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	No	CHINA
Tungsten	CID002518	Dayu Jincheng Tungsten Industry Co., Ltd.	No	CHINA

Tungsten	CID000345	Dayu Weiliang Tungsten Co., Ltd.	No	CHINA
Gold	CID000359	Do Sung Corporation	Yes	KOREA, REPUBLIC OF
Gold	CID000362	Doduco	Yes	GERMANY
Gold	CID000401	Dowa	Yes	JAPAN
Tin	CID000402	Dowa	Yes	JAPAN
Tantalum	CID000410	Duoluoshan	Yes	CHINA
Tantalum	CID002590	E.S.R. Electronics	No	UNITED STATES OF AMERICA
Gold	CID000425	Eco-System Recycling Co., Ltd.	Yes	JAPAN
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active	VIET NAM
Gold	CID001322	Elemetal Refining, LLC	No	UNITED STATES OF AMERICA
Tin	CID002774	Elmet S.L.U.	Yes	SPAIN
Tin	CID000438	EM Vinto	Yes	BOLIVIA (PLURINATIONAL STATE OF)
Gold	CID002561	Emirates Gold DMCC	Yes	UNITED ARAB EMIRATES
Tin	CID000448	Estanho de Rondônia S.A.	No	BRAZIL
Tantalum	CID000456	Exotech Inc.	Yes	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X	Yes	CHINA
Gold	CID002355	Faggi Enrico S.p.A.	No	ITALY
Tin	CID000466	Feinhütte Halsbrücke GmbH	No	GERMANY
Tin	CID000468	Fenix Metals	Yes	POLAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	No	ZIMBABWE
Tantalum	CID002505	FIR Metals & Resource Ltd.	Yes	CHINA
Gold	CID000493	FSE Novosibirsk Refinery	Yes	RUSSIAN FEDERATION
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	Yes	CHINA
Gold	CID000522	Gansu Seemine Material Hi-Tech Co Ltd	No	CHINA
Tungsten	CID002531	Ganxian Shirui New Material Co., Ltd.	No	CHINA
Tungsten	CID000524	Ganzhou Grand Sea W & Mo Group Co Ltd	No	CHINA
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Yes	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Yes	CHINA
Tungsten	CID000868	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	No	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Yes	CHINA
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	No	CHINA
Gold	CID002459	Geib Refining Corporation	Yes	UNITED STATES OF AMERICA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	Yes	CHINA
Tin	CID002859	Gejiu Jinye Mineral Company	Yes	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	Active	CHINA
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co. Ltd.	Yes	CHINA
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active	CHINA
Tin	CID000555	Gejiu Zi-Li	No	CHINA
Tantalum	CID000564	Global Advanced Metals	No	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	Yes	JAPAN

Tantalum	CID002557	Global Advanced Metals Boyertown	Yes	UNITED STATES OF AMERICA
Tungsten	CID000568	Global Tungsten & Powders Corp.	Yes	UNITED STATES OF AMERICA
Gold, Tin	2CHN013	Gold Bell Group	No	CHINA
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	No	CHINA
Gold	CID002312	Guangdong Gaoyao Co	No	CHINA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Yes	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Yes	CHINA
Tantalum	CID002501	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	No	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	No	CHINA
Tantalum	CID002544	H.C. Starck Co., Ltd.	Yes	THAILAND
Tungsten	CID002541	H.C. Starck GmbH	Yes	GERMANY
Tantalum	CID002545	H.C. Starck GmbH Goslar	Yes	GERMANY
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	No	GERMANY
Tantalum	CID000654	H.C. Starck Group	No	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Yes	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	Yes	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	Yes	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Yes	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Yes	GERMANY
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	No	CHINA
Tantalum	CID000683	HC Starck GmbH	No	GERMANY
Gold	CID000694	Heimerle + Meule GmbH	Yes	GERMANY
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Yes	CHINA
Gold	CID000707	Heraeus Ltd. Hong Kong	Yes	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Yes	GERMANY
Gold	1CHN065	Heraeus Zhaoyuan Changshu Electronic Material Co., Ltd.	No	CHINA
Tantalum	CID000731	Hi-Temp	Yes	UNITED STATES OF AMERICA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	Yes	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co. Ltd	Active	CHINA
Tin	2CHN052	Huichang Shun Tin Kam Industries Ltd.	No	CHINA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	Yes	CHINA
Tungsten	CID000767	Hunan Chenzhou Mining Co., Ltd.	No	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Yes	CHINA
Tungsten	CID002578	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	No	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Yes	CHINA
Tungsten	4CHN023	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	No	CHINA
Gold	CID000778	Hwasung CJ Co. Ltd	No	KOREA, REPUBLIC OF
Tungsten	CID002649	Hydrometallurg, JSC	Yes	RUSSIAN FEDERATION

Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Yes	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Yes	JAPAN
Gold	CID000814	Istanbul Gold Refinery	Yes	TURKEY
Gold	CID000823	Japan Mint	Yes	JAPAN
Tungsten	CID000825	Japan New Metals Co., Ltd.	Yes	JAPAN
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Yes	CHINA
Gold	CID000855	Jiangxi Copper Co., Ltd.	Yes	CHINA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	No	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Yes	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Yes	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	No	CHINA
Tin	CID000864	Jiangxi Nanshan	No	CHINA
Tin	CID001231	Jiangxi Nanshan	Active	CHINA
Tungsten	4CHN009	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	No	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Yes	CHINA
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	Yes	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Yes	CHINA
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Yes	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes	CHINA
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	Yes	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Yes	CHINA
Gold	1USA025	Johnson Matthey Inc	No	UNITED STATES OF AMERICA
Gold	1CAN024	Johnson Matthey Limited	No	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Yes	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	Yes	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Yes	JAPAN
Gold	CID002563	Kaloti Precious Metals	No	UNITED ARAB EMIRATES
Gold	CID000956	Kazakhmys Smelting LLC	No	KAZAKHSTAN
Gold	CID000957	Kazzinc	Yes	KAZAKHSTAN
Tantalum	CID002539	KEMET Blue Metals	Yes	MEXICO
Tantalum	CID002568	KEMET Blue Powder	Yes	UNITED STATES OF AMERICA
Tungsten	CID000966	Kennametal Fallon	Yes	UNITED STATES OF AMERICA
Gold	CID000969	Kennecott Utah Copper LLC	Yes	UNITED STATES OF AMERICA
Gold	CID002511	KGHM Polska MiedŸ Spó³ka Akcyjna	Active	POLAND
Tantalum	CID000973	King-Tan Tantalum Industry Ltd	Yes	CHINA
Gold	CID000981	Kojima Chemicals Co., Ltd	Yes	JAPAN
Gold	CID000988	Korea Metal Co. Ltd	No	KOREA, REPUBLIC OF

Gold	CID002605	Korea Zinc Co., Ltd.	Yes	KOREA, REPUBLIC OF
Gold	CID001029	Kyrgyzaltyn JSC	Yes	KYRGYZSTAN
Gold	CID001032	L' azurde Company For Jewelry	No	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	No	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	No	CHINA
Tin	CID001063	Linwu Xianggui Ore Smelting Co., Ltd.	No	CHINA
Tin	2CHN015	Liuzhou China Tin	No	CHINA
Tantalum	CID001076	LSM Brasil S.A.	Yes	BRAZIL
Gold	CID001078	LS-NIKKO Copper Inc.	Yes	KOREA, REPUBLIC OF
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	No	CHINA
Tin	CID002468	Magnu's Minerais Metais e Ligas LTDA	Yes	BRAZIL
Tin	CID001105	Malaysia Smelting Corp	Yes	MALAYSIA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Yes	CHINA
Gold	CID001113	Materion	Yes	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Yes	JAPAN
Tin	CID002500	Melt Metais e Ligas S.A.	Yes	BRAZIL
Tin	CID001142	Metallic Resources, Inc.	Yes	UNITED STATES OF AMERICA
Tin	CID001143	Metallo Chimique	No	BELGIUM
Tin	CID002773	Metallo-Chimique N.V.	Yes	BELGIUM
Tantalum	CID001163	Metallurgical Products India (Pvt.) Ltd.	Yes	INDIA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd	Yes	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte. Ltd.	Yes	SINGAPORE
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	Yes	CHINA
Gold	CID001153	Metalor Technologies S.A.	Yes	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	Yes	UNITED STATES OF AMERICA
Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Yes	MEXICO
Tin	CID001173	Mineração Taboca S.A.	Yes	BRAZIL
Tantalum	CID001175	Mineração Taboca S.A.	Yes	BRAZIL
Tin	CID001179	Minmetals Ganzhou Tin Co. Ltd.	No	CHINA
Tin	CID001182	Minsur	Yes	PERU
Gold	CID001188	Mitsubishi Materials Corporation	Yes	JAPAN
Tin	CID001191	Mitsubishi Materials Corporation	Yes	JAPAN
Tantalum	CID001192	Mitsui Mining & Smelting	Yes	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Yes	JAPAN
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	Yes	INDIA
Gold	CID002857	Modeltech Sdn Bhd	Active	MALAYSIA
Tin	CID002858	Modeltech Sdn Bhd	Active	MALAYSIA
Tungsten	CID002845	Moliren Ltd	Yes	RUSSIAN FEDERATION
Tantalum	CID001200	Molycorp Silmet A.S.	Yes	ESTONIA
Gold	CID002282	Morris and Watson	No	NEW ZEALAND
Gold	CID001204	Moscow Special Alloys Processing Plant	Yes	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.ª.	Yes	TURKEY
Gold	CID001228	Nanchang Cemented Carbide Limited Liability Company	No	CHINA
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Active	UZBEKISTAN

Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	No	VIET NAM
Tungsten	CID002589	Niagara Refining LLC	Yes	UNITED STATES OF AMERICA
Gold	CID001259	Nihon Material Co. LTD	Yes	JAPAN
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Yes	CHINA
Tin	CID001305	Novosibirsk Integrated Tin Works	No	RUSSIA
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Yes	VIET NAM
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Yes	THAILAND
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Yes	PHILIPPINES
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Yes	AUSTRIA
Gold	1USA043	Ohio Precious Metals	No	UNITED STATES OF AMERICA
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd	Yes	JAPAN
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Yes	RUSSIAN FEDERATION
Gold	CID001328	OJSC Kolyma Refinery	No	RUSSIAN FEDERATION
Tin	CID001337	OMSA	Yes	BOLIVIA (PLURINATIONAL STATE OF)
Gold	CID001352	PAMP S.A.	Yes	SWITZERLAND
Gold	1JPN080	Pan Pacific Copper Co. LTD	No	JAPAN
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	No	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	Yes	PHILIPPINES
Tin	CID002507	Phoenix Metal Ltd.	No	RWANDA
Tantalum	CID001368	Plansee	No	AUSTRIA
Tantalum	CID002540	Plansee SE Liezen	No	AUSTRIA
Tantalum	CID002556	Plansee SE Reutte	No	AUSTRIA
Tungsten	CID002532	Pobedit, JSC	No	RUSSIAN FEDERATION
Tantalum	CID002847	Power Resources Ltd.	Yes	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Yes	RUSSIAN FEDERATION
Tin	CID001393	PT Alam Lestari Kencana	No	INDONESIA
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Yes	INDONESIA
Tin	CID001399	PT Artha Cipta Langgeng	Yes	INDONESIA
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Yes	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	Yes	INDONESIA
Tin	CID001406	PT Babel Surya Alam Lestari	No	INDONESIA
Tin	CID001409	PT Bangka Kudai Tin	No	INDONESIA
Tin	CID002776	PT Bangka Prima Tin	Yes	INDONESIA
Tin	CID001412	PT Bangka Putra Karya	No	INDONESIA
Tin	CID001416	PT Bangka Timah Utama Sejahtera	No	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	Yes	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	Yes	INDONESIA
Tin	CID001424	PT BilliTin Makmur Lestari	No	INDONESIA
Tin	CID001428	PT Bukit Timah	Yes	INDONESIA
Tin	CID002696	PT Cipta Persada Mulia	No	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	Yes	INDONESIA
Tin	CID001438	PT Eunindo Usaha Mandiri	Yes	INDONESIA
Tin	CID001442	PT Fang Di MulTindo	No	INDONESIA

Tin	CID001445	PT HP Metals Indonesia	No	INDONESIA
Tin	CID002530	PT Inti Stania Prima	Yes	INDONESIA
Tin	CID001448	PT Karimun Mining	Yes	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	Yes	INDONESIA
Tin	CID001449	PT Koba Tin	No	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	Yes	INDONESIA
Tin	CID002757	PT O.M. Indonesia	Yes	INDONESIA
Tin	CID001457	PT Panca Mega Persada	Yes	INDONESIA
Tin	CID001486	PT Pelat Timah Nusantara Tbk	No	INDONESIA
Tin	CID001458	PT Prima Timah Utama	Yes	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	Yes	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	Yes	INDONESIA
Tin	CID001466	PT Seirama Tin Investment	No	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	Yes	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	Yes	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	Yes	INDONESIA
Tin	CID001477	PT Tambang Timah	Yes	INDONESIA
Tin	CID001482	PT Timah	Yes	INDONESIA
Tin	2IDN043	PT Timah Nusantara	No	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	Yes	INDONESIA
Tin	CID002478	PT Tirus Putra Mandiri	No	INDONESIA
Tin	CID001493	PT Tommy Utama	Yes	INDONESIA
Tin	CID002479	PT Wahana Perkit Jaya	No	INDONESIA
Tin	CID001494	PT Yinchendo Mining Industry	No	INDONESIA
Gold	CID001498	PX Précinox S.A.	Yes	SWITZERLAND
Tantalum	CID001508	QuantumClean	Yes	UNITED STATES OF AMERICA
Gold	CID001512	Rand Refinery (Pty) Ltd	Yes	SOUTH AFRICA
Gold	CID002582	Remondis Argentia B.V.	No	NETHERLANDS
Gold	CID002510	Republic Metals Corporation	Yes	UNITED STATES OF AMERICA
Tin	CID002706	Resind Indústria e Comércio Ltda.	Yes	BRAZIL
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	Yes	BRAZIL
Tantalum	CID001522	RFH	Yes	CHINA
Gold	CID001534	Royal Canadian Mint	Yes	CANADA
Tin	CID001539	Rui Da Hung	Yes	TAIWAN, PROVINCE OF CHINA
Gold	CID002761	SAAMP	No	FRANCE
Gold	CID001546	Sabin Metal Corp.	No	UNITED STATES OF AMERICA
Gold	CID002290	SAFINA A.S.	Active	CZECH REPUBLIC
Gold	CID001555	Samduck Precious Metals	Yes	KOREA, REPUBLIC OF
Gold	CID001562	SAMWON Metals Corp.	No	KOREA, REPUBLIC OF
Tungsten	CID002538	Sanher Tungsten Vietnam Co., Ltd.	No	VIET NAM
Gold	CID002777	SAXONIA Edelmetalle GmbH	Yes	GERMANY
Gold	CID001573	Schone Edelmetaal	Yes	NETHERLANDS
Gold	CID001585	SEMPSA Joyería Platería S.A.	Yes	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	No	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Yes	CHINA

Gold	CID001631	Shanghai Gold Exchange	No	CHINA
Tantalum	CID001634	Shanghai Jiangxi Metals Co. Ltd	No	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Yes	CHINA
Gold	CID002516	Singway Technology Co., Ltd.	Yes	TAIWAN, PROVINCE OF CHINA
Tin	CID001136	Metahub Industries Sdn. Bhd	No	MALAYSIA
Gold	CID001754	So Accurate Group, Inc.	No	UNITED STATES OF AMERICA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Yes	RUSSIAN FEDERATION
Tin	CID001758	Soft Metais Ltda.	Yes	BRAZIL
Gold	CID001761	Solar Applied Materials Technology Corp.	Yes	TAIWAN, PROVINCE OF CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Yes	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	Yes	CHINA
Gold	CID002567	Sudan Gold Refinery	No	SUDAN
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Yes	JAPAN
Gold	CID002580	T.C.A S.p.A	Yes	ITALY
Tantalum	CID001869	Taki Chemicals	Yes	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K	Yes	JAPAN
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Yes	VIET NAM
Tantalum	CID001891	Telex	Yes	UNITED STATES OF AMERICA
Tin	CID001898	Thaisarco	Yes	THAILAND
Gold	CID001916	The Refinery of Shandong Gold Mining Co. Ltd	Yes	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd	Yes	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	No	CHINA
Gold	CID002587	Tony Goetz NV	Active	BELGIUM
Gold	CID001955	Torecom	Yes	KOREA, PEOPLE’S REPUBLIC OF
Tantalum	CID002571	Tranzact, Inc.	Yes	UNITED STATES OF AMERICA
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	No	VIET NAM
Tantalum	CID001969	Ulba	Yes	KAZAKHSTAN
Gold	CID001977	Umicore Brasil Ltda	Yes	BRAZIL
Gold	CID002314	Umicore Precious Metals Thailand	Yes	THAILAND
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Yes	BELGIUM
Tungsten	CID002724	Unecha Refractory metals plant	Yes	RUSSIAN FEDERATION
Gold	CID001993	United Precious Metal Refining, Inc.	Yes	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	Yes	SWITZERLAND
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd	Yes	VIET NAM
Tin	CID002015	VQB Mineral and Trading Group JSC	Yes	VIET NAM
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Yes	AUSTRALIA
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	Yes	BRAZIL
Gold	CID002778	WIELAND Edelmetalle GmbH	Yes	GERMANY
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	Yes	AUSTRIA

Tungsten	CID002047	Wolfram Company CJSC	No	RUSSIAN FEDERATION
Tungsten	CID002843	Woltech Korea Co., Ltd.	Yes	KOREA, PEOPLE’S REPUBLIC OF
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Yes	CHINA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	Yes	CHINA
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Yes	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Yes	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Yes	CHINA
Gold	1CAN064	Xstrata Canada Corporation	No	CANADA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Yes	JAPAN
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd	Yes	CHINA
Gold	CID002129	Yokohama Metal Co Ltd	Yes	JAPAN
Tin	CID002158	Yunnan Chengfeng	Active	CHINA
Gold	CID000197	Yunnan Copper Industry Co Ltd	No	CHINA
Tin	CID002180	Yunnan Tin Company Group Limited	Yes	CHINA
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Yes	CHINA
Tantalum	CID002232	Zhuzhou Cement Carbide	Yes	CHINA
Tungsten	CID002236	Zhuzhou Cemented Carbide Group Co Ltd	No	CHINA
Gold	CID002243	Zijin Mining Group Co. Ltd	Yes	CHINA